                       Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-75073 dated March 26, 1999) pertaining to the ADM Employee Stock Ownership Plan for Hourly Employees of our report dated June 17, 2004, with respect to the financial statements and schedule of the ADM Employee Stock Ownership Plan for Hourly Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                       /s/ Ernst & Young LLP

                       Ernst & Young LLP

St. Louis, Missouri
June 23, 2004